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                                                                   EXHIBIT 23.12



     We consent to the incorporation by reference into the registration statement on Form S-4 of National-Oilwell, Inc. of our report dated September 28, 1996 with respect to the financial statements of Vector Oil Tool Ltd. included in Amendment 1 to the report on Form 8-K dated November 18, 1996 filed by Dreco Energy Services Ltd. with the Securities and Exchange Commission.



Deloitte & Touche


Chartered Accountants



Edmonton, Alberta


July 28, 1997